SECTION 906 CERTIFICATION

Pursuant to 18 U.S.C. § 1350, the undersigned officers of BlackRock Broad Investment Grade 2009 Term Trust, Inc. (the "Company"), hereby certifies, to the best of their knowledge, that the Company's Report on Form N-CSR for the period ended October 31, 2006 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: January 12, 2007

______________________________
Name: Robert S. Kapito
Title:    President and Principal Executive Officer

______________________________
Name: Donald C. Burke
Title:    Treasurer and Principal Financial Officer